Exhibit 99.1

This Statement is being jointly filed by: (i) RECP IV Cite CMBS Equity, L.P., a Delaware limited partnership (“RECP IV Cite CMBS”), (ii) DLJ Real Estate Capital Partners IV, L.P., a Delaware limited partnership (“RECP IV”), (iii) DLJ Real Estate Capital IV, L.P., a Delaware limited partnership (“REC IV”), (iv) DLJ Real Estate Capital IV, Inc., a Delaware corporation (“REC IV Inc.” and together with RECP IV Cite CMBS, RECP IV and REC IV, the “RECP Entities” ) and (v) Credit Suisse, a Swiss bank (the “Bank” and together with the RECP Entities, the “Reporting Persons”), on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the “Investment Banking division”), the Alternative Investments business (the “AI Business”) within the Asset Management division (the “Asset Management division”) and the U.S. private client services business (the “U.S. PCS Business”) within the Private Banking division (the “Private Banking division”). The address of the Bank’s principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Bank’s principal business and office in the United States and the RECP Entities’ principal business and office is Eleven Madison Avenue, New York, New York 10010.

RECP IV Cite CMBS made an investment in the securities to which this Form 3 relates. RECP IV is the sole member of RECP IV Cite CMBS Investors, L.L.C., a Delaware limited liability company (“RECP IV Cite CMBS GP”), which is the general partner of RECP IV Cite CMBS and makes all investment decisions on behalf of RECP IV Cite CMBS. RECP IV makes investments for long-term appreciation. REC IV is the general partner of RECP IV. REC IV exercises its investment acquisition and disposition power through an investment committee consisting of four members selected by REC IV. REC IV’s general partner is REC IV Inc. REC IV Inc. is a wholly-owned subsidiary of Credit Suisse Private Equity, Inc., a Delaware corporation (“CSPE Inc.”). Credit Suisse Holdings (USA), Inc., a Delaware corporation and holding company (“CS Hldgs USA Inc.”), owns all of the voting stock of Credit Suisse (USA), Inc., a Delaware corporation and holding company (“CS USA Inc.”). CS USA Inc. owns all the voting stock of CSPE Inc.

The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of CS Hldgs USA Inc. The address of CS Hldgs USA Inc.’s principal business and office is Eleven Madison Avenue, New York, New York 10010. The ultimate parent company of the Bank and CS Hldgs USA Inc., and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc., is Credit Suisse Group, a corporation formed under the laws of Switzerland (“CSG”).

CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking products. The Bank is comprised of the Investment Banking division, the Asset Management division and the Private Banking division. The Investment Banking division provides financial advisory and capital raising services and sales and trading to institutional, corporate and government clients worldwide. The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide and offers products across a broad range of investment classes, including alternative investments. The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. CSG’s business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

CSG, as the ultimate parent company of the Bank and CS Hldgs USA Inc., for purposes of the federal securities laws, may be deemed ultimately to control the Reporting Persons. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division (other than the AI Business) (the “Traditional AM Business”) and the Private Banking division (other than the U.S. PCS Business) (the “Non-U.S. PB Business”)) may be deemed to beneficially own the securities to which this Form 3 relates. CSG, the Traditional AM Business and the Non-U.S. PB Business disclaim beneficial ownership of such securities.